Exhibit 5

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                                                       November 7, 2006

Newkirk Realty Trust, Inc.
7 Bulfinch Place
Suite 500
Boston, Massachusetts  02114-9507

      Re:     Newkirk Realty Trust, Inc., a Maryland corporation (the "Company")
              - Registration Statement on Form S-3 (the "Registration Statement") pertaining to (i) up to Forty-Five Million (45,000,000) shares (the "Unit Holder Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company, to be issued to certain holders (the "Unit Holders") of units of limited partnership interest (the "Units") in The Newkirk Master Limited Partnership, a Delaware limited partnership ("Newkirk MLP"), upon exchange of such Units; and (ii) Four Million Three Hundred Seventy-Five Thousand (4,375,000) shares (the "Winthrop Shares" and together with the Unit Holder Shares, the "Shares") of Common Stock held by Winthrop Realty Trust or a wholly owned subsidiary thereof

Ladies and Gentlemen:

      We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), pursuant to the Registration Statement, filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about November 8, 2006. You have requested our opinion with respect to the matters set forth below.

      In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

      (i) The corporate charter of the Company (the "Charter") represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on July 19, 2005, Articles of Amendment filed with the Department on September 15, 2005, Articles Supplementary filed with the Department on November 4, 2005, Articles Supplementary filed with the Department on November 4, 2005 and Articles of Amendment and Restatement filed with the Department on November 4, 2005;

      (ii) The Bylaws of the Company, as adopted on July 19, 2005 (the "Original Bylaws"), the amendment to the Original Bylaws, as adopted on or as of September 14, 2005 (the "Bylaw Amendment"), and the Amended and Restated Bylaws of the Company as adopted on October 28, 2005 (the "Amended and Restated Bylaws", and together with the Original Bylaws and the Bylaw Amendment, the "Bylaws");

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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Newkirk Realty Trust, Inc.
November 7, 2006
Page 2

      (iii) Resolutions adopted by the Board of Directors of the Company, or a committee thereof, on or as of July 19, 2005, September 14, 2005, October 25, 2005, October 28, 2005, November 1, 2005 and November 7, 2006 (collectively, the "Directors' Resolutions");

      (iv) The Registration Statement and the related form of prospectus included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

      (v) The Amended and Restated Agreement of Limited Partnership of Newkirk MLP, dated as of November 7, 2005 (the "Partnership Agreement");

      (vi) A status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

      (vi A certificate of Carolyn Tiffany, Chief Operating Officer and Secretary of the Company, dated as of the date hereof (the "Officer's Certificate"), to the effect that, among other things, the Charter, the Bylaws, the Directors' Resolutions and the Partnership Agreement are true, correct and complete and have not been rescinded or modified and are in full force and effect as of the date of the Officers' Certificate, and certifying as to the manner of adoption of the Directors' Resolutions, the authorization of the issuance of the Winthrop Shares and the receipt by the Company of the consideration therefor; and

      (viii) Such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

      In reaching the opinions set forth below, we have assumed the following:

      (a) Each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

      (b) Each natural person executing any of the Documents is legally competent to do so;

      (c) Any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

      (d) all certificates submitted to us, including, but not limited to, the Officer's Certificate, are correct and complete both when given and as of the date hereof;

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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Newkirk Realty Trust, Inc.
November 7, 2006
Page 3

      (e) Upon the issuance of the Unit Holder Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding on the date subsequent to the date hereof on which the Unit Holder Shares are issued will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter; and

      (f) None of the Winthrop Shares were, and none of the Unit Holder Shares will be, issued or transferred in violation of the provisions of Article VII of the Charter of the Company captioned "Restriction on Transfer and Ownership of Shares".

      Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

      (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

      (2) The Unit Holder Shares are available for issuance as authorized but unissued shares of Common Stock of the Company, and if, as and when such Unit Holder Shares are authorized for issuance by proper resolutions adopted by the Board of Directors of the Company (the "Additional Directors' Resolutions"), and issued and delivered by the Company to the Unit Holders in exchange for Units of Newkirk MLP, as provided in, and in accordance with, the Partnership Agreement and the Additional Directors' Resolutions, such Unit Holder Shares will be validly issued, fully paid and non-assessable.

      (3) The issuance of the Winthrop Shares has been authorized by all necessary corporate action on the part of the Company, and the Winthrop Shares have been validly issued and are fully paid and non-assessable.

      The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

      This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

      We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                      Very truly yours,


                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP